UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 21, 2009

Commission file number: 000-23687

STOCKHOUSE INC.
(Exact name of small business issuer as specified in its charter)

Colorado	84-1379282
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

Suite 500-750 West Pender Street, Vancouver, British Columbia, V6C 2T7
(Address of principal executive offices)

(604) 331-0995
(Issuer's telephone number)

Stockgroup Information Systems Inc.
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 7.01.	Regulation FD Disclosure

The disclosure in Item 8.01 below is responsive to this item and is hereby incorporated by reference.

Item 8.01	Other Events

Shut down of wireless product line

Effective July 21, 2009, Stockhouse has discontinued its wireless and pager product line due to market conditions and lack of profitability. The company will continue to own the intellectual property related to that product line. Revenues for the first quarter of 2009 were $569,000 for the discontinued product line. The company estimates they will achieve an expense reduction in excess of the revenue as a result of discontinuing this product line.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STOCKHOUSE INC.

By:	/s/ Marcus New
Marcus New
President and Chief Executive Officer
July 23, 2009